Exhibit 10.5

SECOND AMENDMENT TO LEASE

(Extension of Term)

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is made and entered into by and between MCCASLIN PLAZA LLC, a Colorado limited liability company (“Landlord”), and SOUND SURGICAL TECHNOLOGIES LLC, a Colorado limited liability company (“Tenant”), and amends that certain Lease dated May 30, 2003 (“Original Lease”), as amended by that certain First Amendment to Lease dated                         , 2006 (“First Amendment” and, collectively with the Original Lease, the “Lease”), with respect to the premises known as Suite 100, 357 South McCaslin Boulevard, Louisville, Colorado 80027, as more particularly described in the Lease. This Second Amendment shall be effective as of the date of its mutual execution by the parties (the “Effective Date”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease shall have the following additional and/or modified terms:

1. Extension of Lease Term. The Term of the Lease is hereby extended for one (1) year, from August 1, 2011, to July 31, 2012 (the “Extension Term”).

2. Base Rent. Base Rent for the Extension Term shall be the same as the Base Rent paid by Tenant under the Lease for the last year of the Amended Primary Lease Term.

3. Extension Option Remains. The parties acknowledge and agree that: (a) the extension of the Lease Term pursuant to this Second Amendment shall not constitute exercise by Tenant of its option to extend the Amended Primary Lease Term provided under Section 38.01 of the Original Lease, as amended by Section 11 of the First Amendment, and (b) Tenant’s right and option to extend the Lease Term for an additional period of three (3) years under Section 38.01 of the Original Lease, as amended by Section 11 of the First Amendment, shall remain in full force and effect.

4. Remainder in Force and Effect. Capitalized terms used but not defined herein shall have the meanings given such terms in the Lease. Except as expressly modified by this Second Amendment, all terms, covenants and conditions of the Lease are hereby ratified and affirmed and remain in full force and effect. To the extent of any inconsistency or conflict between the terms of this Second Amendment and the terms of the Lease, the terms of this Second Amendment shall control.

5. Brokerage. Each party represents and warrants that it has not engaged any broker, finder or other person in connection with the transaction described in this Second Amendment. Each party covenants to pay, hold harmless and indemnify the other party from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent claiming by, through or under such party with respect to this Second Amendment or the transaction contemplated herein.

6. Entire Agreement. This Second Amendment, together with the Lease, represents the entire agreement of the parties hereto, and no prior or present representations or agreements, whether made orally or in writing, shall be binding upon either of the parties hereto, unless incorporated therein and herein. No modifications or changes in the Lease or this Second Amendment shall be valid or binding upon the parties unless in writing, executed by the parties hereto.

7. Counterparts. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. An executed facsimile copy or electronic PDF of this Second Amendment shall be binding for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year indicated below.

LANDLORD: McCaslin Plaza LLC, a Colorado limited liability company

By: O’Connor Holding Company LLC, its Manager

By:	/s/ Christopher Rebich	Date: August 3, 2011
Christopher Rebich, Manager

TENANT: Sound Surgical Technologies LLC, a Colorado limited liability company

By:	/s/ David Mogill	Date: August 1, 2011
Name:	David Mogill
Title:	Vice President

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